Exhibit 10.1

WMG ACQUISITION CORP.

Issuer

NON-STOP HOLDINGS, INC.

FUELED BY RAMEN LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of February 2, 2009

TO

INDENTURE

Dated as of April 8, 2004

as amended

U.S. Dollar-denominated 7 3/8% Senior Subordinated Notes due 2014

Sterling-denominated 8 1/8% Senior Subordinated Notes due 2014

This TWELFTH SUPPLEMENTAL INDENTURE is dated as of this 2nd day of February 2009 (the “Twelfth Supplemental Indenture”), among WMG ACQUISITION CORP., a Delaware corporation (the “Company”), NON-STOP HOLDINGS, INC. AND FUELED BY RAMEN LLC (each, a “Subsidiary Guarantor,” and collectively, the “Subsidiary Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Trustee”).

WHEREAS, the Company, the guarantors parties thereto and the Trustee entered into an Indenture dated as of April 8, 2004, as amended by the First Supplemental Indenture, dated as of November 16, 2004 among the Company, the Trustee, WEA Urban LLC and WEA Rock LLC (since renamed Asylum Records LLC and East West Records LLC, respectively), as further amended by the Second Supplemental Indenture, dated as of May 17, 2005, among the Company, the Trustee, NonZero, LLC (since renamed Cordless Recordings LLC) and The Biz LLC, as further amended by the Third Supplemental Indenture, dated as of September 28, 2005, among the Company, the Trustee and Lava Records LLC, as further amended by the Fourth Supplemental Indenture, dated as of October 26, 2005, among the Company, the Trustee and BB Investments LLC, as further amended by the Fifth Supplemental Indenture, dated as of November 29, 2005, among the Company, the Trustee and Perfect Game Recording Company LLC, as further amended by the Sixth Supplemental Indenture, dated as of June 30, 2006, among the Company, the Trustee, En Acquisition Corp., Rep Sales, Inc., Restless Acquisition Corp., Ryko Corporation, Rykodisc, Inc., Rykomusic, Inc., Warner Music Austria Beteiligungsmanagement GmbH, Warner Music Austria Holding GmbH, Warner Music Canada Asset Holdings LLC and Warner Music Investments Luxembourg S.a.r.l., as further amended by the Seventh Supplemental Indenture, dated as of September 29, 2006, among the Company, the Trustee, Alternative Distribution Alliance, Maverick Recording Company and Maverick Partner Inc., as further amended by the Eighth Supplemental Indenture, dated as of November 29, 2006, among the Company, the Trustee, Atlantic Productions LLC and FBR Investments LLC, as further amended by the Ninth Supplemental Indenture, dated as of August 3, 2007, among the Company, the Trustee, Atlantic Mobile LLC, Atlantic Scream LLC, Bulldog Entertainment Group LLC, Bulldog Island Events LLC, Griffen Corp. and Non-stop Music Holdings Inc., as further amended by the Tenth Supplemental Indenture, dated as of November 28, 2007, among the Company, the Trustee, Non-Stop Music Publishing, LLC, Non-Stop Productions, LLC, Non-Stop Music Library, LLC, Non-Stop International Publishing, LLC, Non-Stop Outrageous Publishing, LLC and Non-Stop Cataclysmic Music, LLC, and as further amended by the Eleventh Supplemental Indenture, dated as of February 5, 2008, among the Company, the Trustee, Rhino Name & Likeness Holdings, LLC, Rhino/FSE Holdings, LLC and Network Licensing Collection LLC (collectively, the “Indenture”), for the benefit of each other and for the equal and ratable benefit of the Holders of the U.S. Dollar-denominated 7 3/8% Senior Subordinated Notes due 2014 and the Sterling-denominated 8 1/8% Senior Subordinated Notes due 2014 (the “Notes”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Indenture;

WHEREAS, Section 4.16 of the Indenture requires the Company to cause certain Restricted Subsidiaries to execute and deliver a supplemental indenture to the Indenture providing for issuance by such Restricted Subsidiary of a Subsidiary Guarantee of payment of the Notes;

WHEREAS, Section 9.01(6) of the Indenture provides that, without the consent of the Holders, the Company and the Trustee, together, may amend or supplement the Indenture, the Guarantees and the Notes without notice to or consent of any Holder to add a Guarantee of the Notes;

WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join with it in the execution and delivery of this Twelfth Supplemental Indenture;

NOW, THEREFORE, in consideration of the addition of the Subsidiary Guarantors named below as Subsidiary Guarantors hereunder, the Company and each of the Subsidiary Guarantors named below covenant and agree with the Trustee as follows:

1. Each of Non-Stop Holdings, Inc. and Fueled by Ramen LLC shall become a Subsidiary Guarantor as of the date of this Twelfth Supplemental Indenture by execution and delivery of this Twelfth Supplemental Indenture.

2. The Indenture, as supplemented and amended by this Twelfth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Twelfth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Twelfth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

4. All covenants and agreements in this Twelfth Supplemental Indenture by the Company and each of the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

5. In case any provision in this Twelfth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6. Nothing in this Twelfth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Twelfth Supplemental Indenture.

7. THIS TWELFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. This Twelfth Supplemental Indenture shall comply with the Trust Indenture Act as then in effect.

9. The Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

10. In case any one or more of the provisions of this Twelfth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

11. The recitals contained herein shall be taken as statements of the Issuer and each of the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture, this Twelfth Supplemental Indenture or of the Notes and shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties have executed this Twelfth Supplemental Indenture as of the date first written above.

WMG ACQUISITION CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Executive Vice President, General Counsel and Secretary

NON-STOP HOLDINGS, INC.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

FUELED BY RAMEN LLC

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

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